                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC
                                Attorneys at Law
                    ----------------------------------------
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                                 AmSouth Center
                        315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238-3001
                                 (615) 742-6200

                                 April 24, 2006

Spheris Inc.
720 Cool Springs Blvd.
Suite 200
Franklin, Tennessee 37067

      Re: Offer for All Outstanding 11.0% Senior Subordinated Notes Due 2012 of Spheris Inc. in Exchange for 11.0% Senior Subordinated Notes Due 2012 of Spheris Inc. - Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as counsel to Spheris Inc., a Delaware corporation (the "Company"), and the Guarantors (as defined below) in connection with the public offering of up to $125,000,000 aggregate principal amount of 11.0% Senior Subordinated Notes Due 2012 (the "New Notes") of the Company that are to be guaranteed on an unsecured senior subordinated basis (the "Guarantees") by the subsidiaries of the Company listed on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued and outstanding 11.0% Senior Subordinated Notes Due 2012 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of December 22, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Initial Purchasers (as defined therein). The Old Notes were issued, and the New Notes will be issued, under that certain Indenture dated as of December 22, 2004 among the Company, the Guarantors and The Bank of New York as Trustee.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 of the Company relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") on March 22, 2006 (such Registration Statement, as amended to date, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (v) the form

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Spheris Inc.
April 24, 2006
Page 2

of the New Notes; and (vi) executed copies of the Guarantees. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company and the Guarantors had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

      As to any facts material to the opinion expressed herein that have not been independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

      Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

      1. When the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity).

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Spheris Inc.
April 24, 2006
Page 3

      2. When the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, and each of the Guarantees has been attached thereto in accordance with the Exchange Offer, each Guarantee will constitute the valid and binding obligation of each Guarantor a party thereto, enforceable against each such Guarantor in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity).

      Our opinions set forth herein are limited to the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of Tennessee and the State of New York. We assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law in the opinions herein stated.

      This opinion is given in connection with the Registration Statement and may not be relied upon for any other purpose. We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                 Very truly yours,
                                 /s/ Bass, Berry & Sims PLC

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Spheris Inc.
March 22, 2006
Page 3

                                   SCHEDULE I

                               LIST OF GUARANTORS

                                       STATE OR OTHER JURISDICTION OF
    NAME OF GUARANTOR                  INCORPORATION OR ORGANIZATION
-----------------------                ------------------------------
Spheris Operations Inc.                          Tennessee
Spheris Canada Inc.                              Tennessee
Spheris Leasing LLC                              Tennessee
Vianeta Communications                           California